EXHIBIT 99.1

SUMMARY

Crown Holdings, Inc. (“Crown”) Crown is a worldwide leader in the design, manufacture and sale of packaging products for consumer goods and industrial products. Crown’s consumer packaging solutions primarily support the beverage and food industries through the sale of aluminum and steel cans. Crown’s packaging for industrial products includes steel and plastic strap consumables and equipment, paper-based protective packaging, and plastic film consumables and equipment, which are sold into the metals, food and beverage, construction, agricultural, corrugated and general industries. As of December 31, 2022, Crown operated 199 plants along with sales and service facilities throughout 40 countries and had approximately 26,000 employees.

For the fiscal year ended December 31, 2022 and the nine months ended September 30, 2023, Crown had net sales of approximately $12,943 million and $9,152 million, respectively.

The following chart demonstrates the breadth of Crown’s product portfolio and its geographic presence:

	Americas	Europe	Asia- Pacific
Beverage cans	*	*	*
Food cans	*		*
Aerosol cans	*		*
Specialty cans	*		*
Glass bottles	*
Closures and caps	*		*
Can-making equipment and tooling	*	*
Transit packaging	*	*	*

Reportable Segments

Crown’s business is generally organized by product line and geography. The reportable segments are: Americas Beverage, European Beverage, Asia Pacific and Transit Packaging. Crown’s other segments include the food can, aerosol can and closures business in North America and beverage tooling and equipment operations in the U.S. and U.K.

Business Strengths

Crown’s principal strength lies in its ability to meet the changing needs of its global customer base with products and processes from a broad range of well-established packaging businesses. Crown believes that it is well-positioned within the packaging industry because of its:

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Global leadership positions. Crown is a leading producer of beverage cans in North America, Europe and Asia, and is a leading producer of food and aerosol cans and closures in North America. Crown maintains its leadership through an extensive geographic presence, with 199 plants located throughout the world as of December 31, 2022. Its large manufacturing base allows Crown to service its customers locally while achieving significant economies of scale.

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Strong customer base. Crown provides packaging to many of the world’s leading consumer products companies. Major customers include Anheuser-Busch InBev, Coca-Cola, Heineken, Keurig Dr Pepper, Molson Coors, Pepsi-Cola and Refresco, among others. These consumer products companies represent generally stable businesses that provide consumer staples such as soft drinks and alcoholic beverages. In addition, Crown has long-standing relationships with many of its largest customers.

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Broad and diversified product base. Crown continues to drive brand differentiation in the beverage can market by increasing its ability to offer multiple specialty can sizes. Size variations include slim and sleek cans, as well as larger sizes to help customers differentiate their products.

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Business and industry fundamentals. Fundamental changes in its business, including global beverage can demand, price increases, cost reduction initiatives and working capital reductions, have improved Crown’s business outlook.

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Technological leadership resulting in superior new product and process development. Crown believes that it possesses the technology, processes and research, development and engineering capabilities to allow it to provide innovative and value-added packaging solutions to its customers, as well as to design cost-efficient manufacturing systems and materials.

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Financially disciplined management team. Crown’s current executive leadership is focused on improving profit and increasing free cash flow. Crown is prudent about its capital spending, attempting to pursue projects that provide an adequate return.

Business Strategy

Crown has several key business strategies:

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Grow in targeted markets. Crown plans to capitalize on its leading positions by targeting geographic areas with strong growth potential. Crown believes that it is well-positioned to take advantage of the growth potential in North America, Mexico, Brazil and Southeast Asia with recent capacity additions concentrated in these markets. Crown also benefits from anticipated growth in the consumption of consumer goods in Western Europe.

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Increase margins through ongoing cost reductions. Crown plans to continue to reduce manufacturing costs, enhance efficiencies and drive return on invested capital through investments in equipment and technology and through improvements in productivity and material usage and by maintaining a disciplined approach to managing supplier contracts.

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Maximize cash flow generation. Crown has established performance-based incentives to increase its free cash flow and operating income. In recent years, Crown has used proceeds from the sale of the European Tinplate business, along with cash provided by operating activities, to support Crown’s capital allocation strategy to reduce leverage, support beverage can expansion in North America, Western Europe and emerging markets, and return capital to shareholders in the form of dividends and repurchase of Crown’s shares.

•	Crown uses the economic profit concept in connection with its executive compensation program, which requires each business unit to exceed prior year’s returns on the capital that it employs.

•	Crown will continue to focus its capital expenditures on projects that provide an adequate return.

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Serve the changing needs of the world’s leading consumer products companies through technological innovation. Crown intends to capitalize on the demand of its customers for higher value-added packaging products. By continuing to improve the physical attributes of its products, such as strength of materials and graphics, Crown plans to further improve its existing customer relationships, as well as attract new customers.

FORWARD-LOOKING STATEMENTS

Statements included herein that are not historical facts (including any statements concerning plans and objectives of management for future operations or economic performance, or assumptions related thereto) are “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words, such as “believes,” “estimates,” “anticipates,” “expects” and other words of similar meaning in connection with a discussion of future operating or financial performance. These may include, among others, statements relating to:

•	the new senior notes offering and the use of proceeds therefrom, and Crown’s ability to implement it on the terms described therein;

•	Crown’s plans or objectives for future operations, products or financial performance;

•	Crown’s indebtedness and other contractual obligations;

•	the impact of an economic downturn or growth in particular regions;

•	anticipated uses of cash;

•	cost reduction efforts and expected savings;

•	Crown’s policies with respect to executive compensation;

•	Crown’s progress on sustainability and environmental matters; and

•	the expected outcome of contingencies, including with respect to asbestos-related litigation and Crown’s pension and postretirement liabilities.

These forward-looking statements are made based upon Crown’s expectations and beliefs concerning future events impacting Crown and, therefore, involve a number of risks and uncertainties. Crown cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Important factors that could cause the actual results of operations or financial condition of Crown to differ include, but are not necessarily limited to:

•	the ability of Crown to expand successfully in international and emerging markets;

•	the ability of Crown to repay, refinance or restructure its short and long-term indebtedness on adequate terms and to comply with the terms of its agreements relating to debt;

•	the impact of Brexit;

•	Crown’s ability to generate significant cash to meet its obligations and invest in its business and to maintain appropriate debt levels;

•	restrictions on Crown’s use of available cash under its debt agreements;

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changes or differences in U.S. or international economic or political conditions, such as inflation or fluctuations in interest or foreign exchange rates (and the effectiveness of any currency or interest rate hedges), tax rates, and tax laws (including with respect to taxation of unrepatriated non-U.S. earnings or as a result of the depletion of net loss or foreign tax credit carryforwards);

•	the impact of foreign trade laws and practices;

•	the collectability of receivables;

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war, including the ongoing conflicts between Russia and Ukraine and Israel and Hamas, or acts of terrorism that may disrupt Crown’s production or the supply or pricing of raw materials, impact the financial condition of customers or adversely affect Crown’s ability to refinance or restructure its remaining indebtedness;

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changes in the availability and pricing of raw materials (including aluminum can sheet, steel tinplate, energy, water, inks and coatings) and Crown’s ability to pass raw material, energy and freight price increases and surcharges through to its customers or to otherwise manage these commodity pricing risks;

•	Crown’s ability to obtain and maintain adequate pricing for its products, including the impact on Crown’s revenue, margins and market share and the ongoing impact of price increases;

•	energy and natural resource costs;

•	the cost and other effects of legal and administrative cases and proceedings, settlements and investigations;

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the outcome of asbestos-related litigation (including the number and size of future claims and the terms of settlements, and the impact of bankruptcy filings by other companies with asbestos-related liabilities, any of which could increase the asbestos-related costs to Crown Cork & Seal Company, Inc., a subsidiary of Crown (“Crown Cork”), over time, the adequacy of reserves established for asbestos-related liabilities, Crown Cork’s ability to obtain resolution without payment of asbestos-related claims by persons alleging first exposure to asbestos after 1964, and the impact of state legislation dealing with asbestos liabilities and any litigation challenging that legislation and any future state or federal legislation dealing with asbestos liabilities);

•	Crown’s ability to realize deferred tax benefits;

•	changes in Crown’s critical or other accounting policies or the assumptions underlying those policies;

•	labor relations and workforce and social costs, including Crown’s pension and postretirement obligations and other employee or retiree costs;

•	investment performance of Crown’s pension plans;

•	the costs and difficulties related to the acquisition of a business and integration of acquired businesses;

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the impact of any actual or potential dispositions, acquisitions or other strategic realignments (such as Crown’s recently completed divestiture of its European Tinplate business), which may impact Crown’s operations, financial profile, investments or levels of indebtedness;

•	Crown’s ability to realize efficient capacity utilization and inventory levels and to innovate new designs and technologies for its products in a cost-effective manner;

•	competitive pressures, including new product developments, industry overcapacity, or changes in competitors’ pricing for products;

•	Crown’s ability to achieve high capacity utilization rates for its equipment;

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Crown’s ability to maintain, develop and capitalize on competitive technologies for the design and manufacture of products and to withstand competitive and legal challenges to the proprietary nature of such technology;

•	Crown’s ability to protect its information technology systems from attacks or catastrophic failure;

•	the strength of Crown’s cyber-security (including with respect to human vulnerabilities associated with cyber-security risks);

•	Crown’s ability to generate sufficient production capacity;

•	Crown’s ability to improve and expand its existing product and product lines;

•	the impact of overcapacity on the end-markets Crown serves;

•	loss of customers, including the loss of any significant customers;

•	changes in consumer preferences for different packaging products;

•	the financial condition of Crown’s vendors and customers;

•	weather conditions, including their effect on demand for beverages and on crop yields for fruits and vegetables stored in food containers;

•	the impact of natural disasters, including in emerging markets;

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the impact of the COVID-19 pandemic, as well as the quarantines and other governmental and non-governmental restrictions which have been imposed throughout the world in an effort to contain, mitigate, or vaccinate against it;

•	changes in governmental regulations or enforcement practices, including with respect to environmental, health and safety matters and restrictions as to foreign investment or operation;

•	the impact of increased governmental regulation on Crown and its products, including the regulation or restriction of the use of bisphenol-A;

•	the impact of Crown’s recent initiatives to generate additional cash, including the reduction of working capital levels and capital spending;

•	the impact of Crown’s comprehensive Board-led review of its portfolio and capital allocation/return;

•	the ability of Crown to realize cost savings from its restructuring programs;

•	Crown’s ability to maintain adequate sources of capital and liquidity;

•	costs and payments to certain of Crown’s executive officers in connection with any termination of such executive officers or a change in control of Crown;

•	the impact of existing and future legislation regarding refundable mandatory deposit laws in Europe for non-refillable beverage containers and the implementation of an effective return system;

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the impact of existing and future legislation regarding the taxation of sugar-sweetened beverages or energy drinks, the impact of tariffs and potential limits on steel supply in the U.S. from certain foreign countries; and

•	changes in Crown’s strategic areas of focus, which may impact Crown’s operations, financial profile or levels of indebtedness.

New risk factors emerge from time to time and it is not possible for Crown to predict all such risk factors. Crown cannot assess the impact of all risk factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. While Crown periodically reassesses material trends and uncertainties affecting Crown’s results of operations and financial condition, Crown does not intend to review or revise any particular forward-looking statement in light of future events.

GENERAL RISKS

Any financial or economic crisis, or perceived threat of such a crisis, including a significant decrease in consumer confidence, could materially and adversely affect Crown’s business, financial condition and results of operations.

In recent years, the United States and global economies suffered dramatic downturns as the result of the COVID-19 pandemic, a deterioration in the credit markets and related financial crisis as well as a variety of other factors including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, high inflation, financial distress caused by recent or potential bank failures (such as the recent closure of Silicon Valley Bank and receiverships of First Republic Bank and Signature Bank) and the associated banking crisis, ratings downgrades of certain investments and declining valuations of others. The United States and certain foreign governments have taken unprecedented actions in an attempt to address and rectify these extreme market and economic conditions by providing liquidity and stability to the financial markets. Over the past year, the United States, the EU, and the U.K. have experienced historically high levels of inflation. In response to high levels of inflation and recession fears, the U.S. Federal Reserve, the European Central Bank, and the Bank of England have raised, and may continue to raise, interest rates and implement fiscal policy interventions. Even if these interventions lower inflation, they may also reduce economic growth rates, create a recession, and have other similar effects. If the actions taken by these governments are not successful, the return of adverse economic conditions may negatively impact the demand for Crown’s products and Crown’s ability to raise capital, if needed, on a timely basis and on acceptable terms or at all. Furthermore, if additional banks and financial institutions enter receivership or become insolvent in the future in response to financial conditions affecting the banking system and financial markets, Crown might not be able to recover any or all of its assets deposited with those banks and financial institutions since Crown may be an unsecured creditor of the affected institution(s). Any such loss of funds could materially adversely affect Crown’s business, financial condition and results of operations.

Crown is subject to litigation risks which could negatively impact its operations and net income.

Crown is subject to various lawsuits and claims with respect to matters such as governmental, environmental and employee benefits laws and regulations, securities, labor, and actions arising out of the normal course of business, in addition to asbestos-related litigation described under the risk factor titled “[p]ending and future asbestos litigation and payments to settle asbestos-related claims could reduce Crown’s cash flow and negatively impact its financial condition” contained in Crown’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. Crown is currently unable to determine the total expense or possible loss, if any, that may ultimately be incurred in the resolution of such legal proceedings. Regardless of the ultimate outcome of such legal proceedings, they could result in significant diversion of time by Crown’s management. The results of Crown’s pending legal proceedings, including any potential settlements, are uncertain and the outcome of these disputes may decrease its cash available for operations and investment, restrict its operations or otherwise negatively impact its business, operating results, financial condition and cash flow.

In March 2015, the Bundeskartellamt, or German Federal Cartel Office (“FCO”), conducted unannounced inspections of the premises of several metal packaging manufacturers, including a German subsidiary of Crown. The local court order authorizing the inspection cited FCO suspicions of anti-competitive agreements in the German market for the supply of metal packaging products. Crown conducted an internal investigation into the matter and discovered instances of inappropriate conduct by certain employees of German subsidiaries of Crown. Crown cooperated with the FCO and submitted a leniency application with the FCO which disclosed the findings of its internal investigation to date. In April 2018, the FCO discontinued its national investigation and referred the matter to the European Commission (the “Commission”). Following the referral, Commission officials conducted unannounced inspections of the premises of several metal packaging manufacturers, including Crown’s subsidiaries in Germany, France and the U.K. Crown cooperated with the Commission and submitted a leniency application with the Commission with respect to the findings of its internal investigation in Germany. In July 2022, Crown reached a settlement with the Commission relating to the Commission’s investigation, pursuant to which Crown agreed to pay a fine in the amount of €8 million. Fining decisions based on settlements can be appealed under EU law. Crown is seeking annulment of the Commission’s fining decision on the basis that the referral of the case from the FCO to the Commission was unjustified. There can be no assurance regarding the outcome of such appeal.

On October 7, 2021, the French Autorité de la concurrence (the French Competition Authority or “FCA”) issued a statement of objections to 14 trade associations, one public entity and 101 legal entities from 28 corporate groups, including Crown, certain of its subsidiaries, other leading metal can manufacturers, certain can fillers and certain retailers in France. The FCA alleged violations of Articles 101 of the Treaty on the Functioning of the European Union and L.420-1 of the French Commercial Code. The statement of objections alleges, among other things, anti-competitive behavior in connection with the removal of bisphenol-A from metal packaging in France. The removal of bisphenol-A was mandated by French legislation that went into effect in 2015. If the FCA finds that Crown or its subsidiaries violated competition law, the FCA may levy fines. Proceedings with respect to this matter are ongoing and the first instance decision is likely to be made before the end of 2023. Crown is unable to predict the ultimate outcome including the amount of fines, if any, that may be levied by the FCA. Crown intends to vigorously defend against the allegations in the statement of objections.

CAPITALIZATION

The following table sets forth the consolidated cash and cash equivalents and capitalization of Crown as of September 30, 2023 on an actual basis and on an adjusted basis to give effect to the new senior notes offering. Unless otherwise noted, all financial data presented herein is stated in U.S. dollars and in millions.

You should read this table in conjunction with Crown’s consolidated financial statements and the related notes.

	September 30, 2023
	Actual		Adjusted
Cash and cash equivalents	$807		$1,047

Short-term debt	51		51
Long-term debt
Senior secured borrowings:
Revolving credit facilities	—		—
Term loan facilities
U.S. dollar due 2027	1,789		1,654

Euro due 2027	567	(1)	524

Senior notes and debentures:

€600 at 2.625% due 2024	634		634
€600 at 3.375% due 2025	634		634
U.S. dollar at 4.25% due 2026	400		400
U.S. dollar at 4.75% due 2026	875		875
U.S. dollar at 7.375% due 2026	350		350
€500 at 2.875% due 2026	529		529
€500 at 5.000% due 2028	529		529
€400 at % due 2029(2)	—		423
U.S. dollar at 5.250% due 2030	500		500
U.S. dollar at 7.50% due 2096	40		40
Other indebtedness in various currencies:	200		200

Total long-term debt	7,047		7,292

Less: current maturities	(774)		(774)

Total long-term debt, less current maturities(3)	$6,273		$6,518

(1)	€537 at September 30, 2023.
(2)

Consists of €400 senior notes offered in the new senior notes offering and does not give effect to original issue discount, if any. The €400 in aggregate principal amount of senior notes are reflected at an assumed exchange rate of $1.058 U.S. dollars per euro.

(3)	Reflects outstanding principal balance with no reduction for unamortized debt issue costs and associated issuance discounts or premiums.